Exhibit h(x)
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           AMENDED AND RESTATED MASTER-FEEDER PARTICIPATION AGREEMENT

                                      AMONG

                             USAA MUTUAL FUNDS TRUST

                             BLACKROCK ADVISORS, LLC
                     USAA INVESTMENT MANAGEMENT COMPANY, AND
                          BLACKROCK DISTRIBUTORS, INC.

                           DATED AS OF OCTOBER 2, 2006

     This Amended and Restated Master-Feeder Participation Agreement is made and entered into as of the 2nd day of October 2006 by and among: USAA Mutual Funds Trust (the "Trust"), on behalf of its series USAA Extended Market Index Fund (the "Fund"); BlackRock Advisors, LLC (the "Adviser"); USAA Investment Management Company (the "Manager"); and BlackRock Distributors, Inc. ("BDI").

     WHEREAS, the USAA Mutual Fund, Inc. (now doing business as USAA Mutual Funds Trust) and Fund Asset Management, L.P. entered into a Master-Feeder Participation Agreement dated as of October 27, 2000 (the "Agreement"); and

     WHEREAS, as a result of the combination of Merrill Lynch Investment Managers, L.P. and certain affiliates, including Fund Asset Management, L.P., and BlackRock, Inc. and its subsidiaries, a new advisory agreement dated September 29, 2006 was approved with the Adviser on behalf of Quantitative Master Series Trust (the "Master Trust"); and

     WHEREAS, the Adviser manages the Quantitative Master Series Trust (the "Master Trust"), on behalf of its series, the BlackRock Extended Market Series (the "Portfolio");

     WHEREAS, the Fund is a series of an open-end management investment company, and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies;

     WHEREAS, the Fund desires to invest its investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio ("Shares") on the terms and conditions set forth herein, and the Portfolio believes that such investments are in its best interests; and

     WHEREAS, the Manager is the manager for the Fund, Adviser is the manager for the Portfolio, and BDI is the placement agent for the Portfolio;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                           INVESTMENTS AND REDEMPTIONS

     1.1 INVESTMENTS. By placing orders through BDI, the Fund will invest its investable assets in the Portfolio and, in exchange therefor, the Portfolio will issue to the Fund Shares equal in value to the assets of the Fund conveyed to the Portfolio. The Fund may add to or reduce its investment in the Portfolio as described in the Portfolio's Form N-1A registration

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statement (the "Portfolio's N-1A"). Notwithstanding the foregoing, the Portfolio reserves the right to refuse purchase requests if such action is required by law or, in the sole discretion of the trustees of the Master Trust, is in the best interests of other shareholders of the Portfolio, provided that prior to taking such action the Portfolio has delivered notice to the Manager of the reason(s) for its belief that such action is required and has allowed the Manager ten days following receipt of such notice, unless prohibited by applicable law, to correct the problem(s) or concern(s) identified by the Portfolio. In connection with each investment, each party hereto shall deliver to each other party such documents as such other party reasonably may request.

     1.2 INVESTMENTS. Investments can occur on Business Days as the Fund determines. ("Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC")). All acts occurring on the date of investment shall be deemed to occur simultaneously as of the determination of the Portfolio's net asset value on the date of investment.

     1.3 REDEMPTIONS. BDI will redeem any full or fractional Shares of the Portfolio when requested by the Manager on behalf of the Fund in accordance with the operational procedures mutually agreed to by BDI and the Manager from time to time and the provisions of the Portfolio's N-1A. BDI shall ensure that the Portfolio makes payment via federal funds wire for such Shares no later than 12:00 noon New York time on the day the redemption request is made, but in no event shall payment be delayed for a greater period than is permitted by the Investment Company Act of 1940, as amended (the "1940 Act") (including any rule or order of the SEC thereunder).

     1.4 PURCHASE AND REDEMPTION PROCEDURES. BDI shall accept cash movement reports from the Fund on each Business Day, provided that such orders are received prior to 9:00 a.m. New York time on such Business Day. BDI shall accept transfer authorization reports from the Fund by 2:00 p.m. New York time on each Business Day. Such transfer authorization reports shall reflect purchase and redemption orders received from the Fund's shareholders in good order prior to the time the net asset value of the Portfolio is priced (the Portfolio's "valuation time") on the prior Business Day. Any such purchase or redemption order received after the Portfolio's valuation time on a Business Day shall be deemed received prior to 9:00 a.m. New York time on the next succeeding Business Day. Purchase and redemption orders shall be provided to BDI as agent for the Portfolio in such written or electronic form (including facsimile) as may be mutually acceptable to BDI and the Manager. In the event that the Manager elects to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Manager shall be responsible for confirming that any communication sent by the Manager to BDI was properly received. BDI may reject purchase and redemption orders that are not in proper form. BDI shall be entitled to assume the authenticity of communications received from, and shall be fully protected from all liability in acting upon the instructions of, the persons named as authorized individuals of the Manager in the attached Schedule
A. Payment by the Fund for a purchase order that is transmitted to and accepted by BDI shall be made by 12:00 noon New York time on the same Business Day that BDI receives notice of the order. Payments shall be made in federal funds transmitted by wire. In the event that the Fund shall fail to pay in a timely manner for any purchase order validly received by BDI, the Manager shall hold the Portfolio harmless

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from any losses  reasonably  sustained as the result of the Portfolio  acting in reliance on such purchase order received by BDI.

     1.5 TAX NOTICES. BDI shall furnish prompt notice to the Manager of any income, dividends or capital gain distribution payable on Shares of the Portfolio. The Fund hereby elects to receive all such income, dividends and capital gain distributions as are payable in the form of additional Shares of the Portfolio. BDI shall notify the Manager of the number of Shares so issued as payment of such dividends and distributions. The Manager acknowledges that the Portfolio has the status of a partnership for US federal income tax purposes. BDI shall furnish to the Manager information regarding the Fund's allocable share of income, gain, loss, deduction and credit of the Portfolio, as determined for federal income tax purposes.

     1.6 NET ASSET VALUE DATA. BDI shall make the net asset value per Share for the Portfolio available to the Manager on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m., New York time.

     1.7 CONDITIONS PRECEDENT AND CONTINUING REPRESENTATIONS AND WARRANTIES. The obligations of each party hereto to consummate the transactions provided for herein are subject to all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby. Accordingly, each party shall be deemed to have made each representation and warranty herein anew as of the date of each transaction.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 THE TRUST. The Trust represents and warrants as follows:

     (a) Organization. The Trust is duly organized and validly existing under the laws of the State of Delaware as a statutory trust. The Fund is a duly and validly designated series of the Trust and has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

     (b) Authorization of Agreement. The execution and delivery of this Agreement by the Trust on behalf of the Fund and the consummation of the transactions contemplated hereby have been duly authorized by the Trust's Board of Directors.

     (c) No Bankruptcy Proceedings. The Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

     (d)  Fiscal Year. The fiscal year end for the Fund is December 31.

     (e) SEC Filings. The Fund has duly filed all forms, reports, proxy statements and other documents (collectively, "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), Securities Exchange Act of 1934 (the

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          "1934 Act") and the 1940 Act (collectively,  the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with applicable requirements of the Securities Laws and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (f) 1940 Act Registration. The Trust is duly registered as an open-end management investment company under the 1940 Act. The Manager and the Company acknowledge that shares of the Master Trust and the Portfolio are not registered for sale with the SEC under the 1933 Act, and are offered to the Company in reliance on the exemption set forth in
          Section 4(2) of the 1933 Act for transactions not involving a public offering.

     2.2 THE ADVISER AND BDI REGARDING THE PORTFOLIO. The Adviser and BDI jointly and severally represent and warrant as follows:

     (a) Organization. The Master Trust is duly organized and validly existing under the laws of the State of Delaware as a business trust. The Portfolio is a duly and validly designated series of the Master Trust and has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

     (b) Authorization of Agreement. The execution and delivery of this Agreement by the Adviser have been duly authorized by all necessary actions by the Adviser.

     (c) Authorization of Issuance of Interest. The issuance by each Portfolio of Shares in exchange for the investment by each Fund has been duly authorized by the Master Trust's Board of Trustees. When issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable by the Portfolio.

     (d) No Bankruptcy Proceedings. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

     (e)  Fiscal Year. The fiscal year end of the Portfolio is December 31.

     (f) Auditors. The Portfolio has appointed Deloitte & Touche LLP as its independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act, and the Adviser and BDI shall promptly notify the Manager if any other independent public accountant is designated to perform this function.

     (g) SEC Filings. The Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and

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          1940 Act in  connection  with any  meetings of its  investors  and its registration as an investment company. Shares of the Portfolio are not required to be registered under the 1933 Act because such Shares are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) 1940 Act Registration. The Master Trust is duly registered as an open-end management investment company under the 1940 Act, and its registration is in full force and effect.

     (i) Tax Status. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

     (j) Pricing and In-Kind Redemption Procedures. The Portfolio has adopted pricing and valuation procedures that comply with the 1940 Act and in-kind redemption procedures that comply with the 1940 Act and any related interpretations issued by the SEC staff as in effect as of the date of the transactions contemplated hereby.

     2.3 MANAGER. The Manager represents and warrants as follows:

     (a) Organization. The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

     (b) Authorization of Agreement. The execution and delivery of this Agreement by the Manager have been duly authorized by all necessary actions by the Manager.

     (c) Investment Adviser. The Manager is registered as an investment adviser with the SEC in good standing under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     2.4 BDI. BDI represents and warrants as follows:

     (a) Organization. BDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as contemplated by this Agreement.

     (b) Authorization of Agreement. The execution and delivery of this Agreement by BDI has been duly authorized by all necessary actions by BDI.

     (c) Broker-Dealer. BDI is duly registered as a broker-dealer with the SEC and all jurisdictions where such registration is

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          required  to conduct  the  activities  contemplated  herein,  and is a member in good standing of the National Association of Securities Dealers, Inc.

                                   ARTICLE III
                                    COVENANTS

     3.1 THE TRUST. The Trust covenants as follows:

     (a) Advance Review of Certain Documents. The Trust will furnish to BDI prior to filing or first use, as the case may be, drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Fund, and any proposed advertising or sales literature relating to the Fund; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Fund.

     (b) Proxy Voting. The Trust agrees that on any matter in which a vote of holders of Shares of the Master Trust is sought, with respect to which the Fund is entitled to vote, the Trust will either seek instructions from the holders of the Fund's securities and vote on the matter in accordance with such instructions, or the Trust will vote the Shares of the Portfolio held by it in the same proportion as the vote of all other holders of Shares of such Portfolio.

     3.2 INDEMNIFICATION BY FUND.

     (a) The Manager and the Fund, as applicable, will jointly and severally indemnify and hold harmless the Portfolio, BDI and their respective trustees, directors, officers and employees and each other person who controls the Portfolio or BDI, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which:

          (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Fund (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) caused or continues to cause the Portfolio to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise

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               out of and are not based upon an  omission or  commission  of the
               Portfolio or BDI;

          (ii) arise out of any misstatement of a material fact or an omission of a material fact related to the Portfolio in the Fund's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio or BDI or included in Fund advertising or sales literature at the request of the Portfolio or BDI;

          (iii) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

          (iv) arise out of any unlawful or negligent act of the Fund or any director, officer, employee or agent of the Fund, whether such act was committed against the Fund, the Portfolio, BDI or any third party; provided, however, that in no case shall the Manager or the Fund be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Manager and the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person, or any federal, state or local tax deficiency has come to the attention of BDI, the Portfolio or a Covered Person. Failure to notify the Manager or the Fund of such claim shall not relieve it from any liability that it may have to any party otherwise than on account of the indemnification contained in this Section.

     (b) The Manager and the Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Manager or the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Manager or the Fund. In the event the Manager or the Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Manager or the Fund shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Manager or a Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Manager or the Fund, in which case neither the Manager nor the Fund shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Neither the Manager nor the Fund shall be liable to indemnify any Covered

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          Person for any settlement of any claim affected without the Manager or
          Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) above will be in addition to any liability that the Manager or the Fund might otherwise have to a Covered Person.

     3.3 THE ADVISER AND BDI. Each of the Adviser and BDI jointly and severally covenant as follows:

     (a) Advance Review of Filings. The Adviser and BDI will furnish to the Manager, prior to filing, draft amendments to the Portfolio's Form N-1A.

     (b) Tax Status. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of a Fund.

     (c) Availability of Shares. Subject to compliance with the terms of this Agreement, the Portfolio shall permit its corresponding Fund to make additional investments in the Portfolio on each Business Day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit a Fund to make additional investments on any day on which the Trustees of the Master Trust reasonably determine that permitting additional investments by a Fund would constitute a breach of their fiduciary duties to the Portfolio or would breach applicable law.

     (d) Investment Objective. The Adviser and BDI will notify the Fund at least 60 days prior to the Portfolio changing its investment objective or policies.

     3.4 INDEMNIFICATION BY THE ADVISER AND BDI.

     (a) The Adviser and BDI will jointly and severally indemnify and hold harmless the Trust, the Fund, the Manager and their directors, officers and employees and each other person who controls the Fund within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively, the "Liabilities")(including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, whether incurred directly or indirectly, which

          (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or commission by the Adviser (either during the course of its daily activities or in connection with the accuracy of its

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               representations  or its warranties in this  Agreement)  caused or continues to cause the Fund to violate any federal or state securities laws or regulations or any other applicable domestic
               or  foreign   law  or   regulations   or  common  law  duties  or
               obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Fund;

          (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value (even if calculated by another party retained for that purpose);

          (iii) arise out of (A) any misstatement of a material fact or an omission of a material fact in the Portfolio's N-1A (including amendments thereto) or included at the request of BDI in advertising or sales literature used by the Fund, or (B) any misstatement of a material fact or an omission of a material fact in the Portfolio's N-1A or advertising or sales literature of any investor in the Portfolio, other than the Fund;

          (iv) arise out of the Portfolio's having caused the Fund to fail to qualify as a regulated investment company under the Code;

          (v) arise out of any claim by the Internal Revenue Service that the Trust is not entitled to a dividends paid deduction under the Code as a result of the amount of any fees charged (or not charged) by the Adviser, BDI or any affiliate thereof to (A) the Trust or the Portfolio, or (B) any other regulated investment company under the Code that invests in the Portfolio.

          (vi) result from the failure of any representation or warranty made by the Adviser or BDI to be accurate when made or the failure of the Adviser or BDI to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

          (vii) arise out of any unlawful or negligent act by the Adviser, the Portfolio, BDI or any director, trustee, officer, employee or agent of the Adviser, the Portfolio or BDI, whether such act was committed against the Portfolio, the Fund or any third party;

          (viii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

          (ix) arise out of any claim that the use of the names used by the Portfolio or any related use of names by the Fund violates any license or infringes upon any trademark; or

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          (x)  result from any Liability of the Portfolio, the Adviser or BDI to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall the Adviser or BDI be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Adviser and BDI in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Adviser and BDI of such claim shall not relieve it from any liability that it may have to
               any   Covered   Person   otherwise   than  on   account   of  the
               indemnification contained in this paragraph.

     (b) The Adviser and BDI will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Adviser or BDI elects to assume the defense, such defense shall be conducted by counsel chosen by the Adviser and BDI. In the event either the Adviser or BDI elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Adviser and BDI shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person, the Portfolio, the Adviser or BDI, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Portfolio, the Adviser or BDI, in which case neither the Adviser nor BDI shall be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Neither the Adviser nor BDI shall be liable to indemnify any Covered Person for any settlement of any claim affected without their written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that each Portfolio and BDI might otherwise have to a Covered Person.

     3.5 IN-KIND REDEMPTION. If the Fund desires to redeem all of its Shares in the Portfolio, unless otherwise agreed to by the parties hereto, the Adviser and BDI, as applicable, will direct the Portfolio to effect such redemption "in kind" in accordance with the in-kind redemption procedures adopted by the Master Trust's Board of Trustees.

     3.6 AUDITORS. If the Fund's independent public accountants differ from those of the Portfolio, BDI and the Adviser will use their best efforts to require the Master Trust's independent public auditors to provide the Fund's independent public auditors with any assistance or cooperation reasonably requested by the Fund or the Fund's independent public auditors. Such assistance and cooperation will be considered within the scope of the Master

Trust's independent public auditors' duties to the Master Trust, and shall provided without charge to the Fund.

     3.7 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     4.1 NOTIFICATION OF CERTAIN MATTERS. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

     4.2 ACCESS TO INFORMATION. The Portfolio and the Fund shall afford each other access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Portfolio or the Fund to provide each other with access to the books and records relating to any other series of the Master Trust and the Trust other than the Portfolio or the Fund, nor shall anything contained herein obligate the Portfolio or the Fund to furnish each other with a shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

     4.3 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

     4.4 PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law and the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

     4.5 SHAREHOLDER MEETING EXPENSES. In the event that the Manager, the Trust or the Fund shall be required to call a meeting of shareholders solely because of actions relating to the Adviser, the Master Trust and/or the Portfolio, the Adviser shall bear all expenses associated with such shareholder meeting.

     4.6 WAIVER OF FEES/PAYMENT OF EXPENSES. The Adviser and BDI understand that each of the Trust and the Manager have entered into this Agreement in reliance upon the Adviser's and BDI's representation and warranty that the aggregate fees and expenses of the Portfolio, including but not limited to investment management, custody, administration, accounting, legal, audit and trustee fees (the "Portfolio Fees") in addition to other charges by BDI to the Fund or the Manager shall not exceed (a) .11 of 1% per annum, with respect to the Portfolio's first $500 million in average annual net assets, and (b) .08 of 1% per annum, with respect to average annual net assets of the Portfolio in excess of $500 million. Accordingly, the Adviser and BDI each agrees to waive fees to the Portfolio or the Fund or pay expenses of the Portfolio or the Fund such that the aggregate Portfolio Fees and all fees charged to the Fund and the Manager by BDI do not exceed the foregoing amounts.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

     5.1 TERMINATION. This Agreement may be terminated (a) by the mutual written agreement of all parties, (b) at any time by the Fund by redeeming all of the Fund's Shares in the Portfolio, (c) on not less than 120 days' prior written notice by the Portfolio to the Fund, and (d) at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party. The indemnification obligations in Article III and the confidentiality provisions in Section 4.3 shall survive the termination of this Agreement.

     5.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by facsimile, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Trust, the Fund or the Manager:
              9800 Fredericksburg Road,
              A-3-W
              San Antonio, Texas 78288
              Attn: Senior Vice President, Securities Counsel
              Fax: (210) 498-4022

If to the Adviser:
         BlackRock Advisors, LLC.
         800 Scudders Mill Road
         Plainsboro, New Jersey 08536
         Attn:General Counsel
         Fax: (609) 282-3222

If to BDI:
         BlackRock Distributors, Inc.
         301 Bellevue Parkway
         Wilmington, DC 19809
         Attn:Bruno DiStefano
         Fax: (610) 382-8645

Any party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.

     6.2 EXPENSES. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.3 HEADINGS. The headings and captions in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     6.5 ENTIRE AGREEMENT. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporate or supersede all prior understandings.

     6.6 SUCCESSORS AND ASSIGNMENTS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

     6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law provisions thereof.

     6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.9 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.10 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     6.11 LIMITATION OF LIABILITY. Each party expressly acknowledges the provisions in the Declaration of Trust of the Master Trust limiting the liability of shareholders, officers and trustees of the Master Trust and the provisions in the Articles of Incorporation of the Company limiting the liability of shareholders, officers and directors of the Company.

     6.12 ADDITIONAL LIMITATIONS OF LIABILITY. The parties hereto agree and acknowledge that (a) the Company has entered into this Agreement solely on behalf of the Fund and no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder; (b) the Adviser has entered into this Agreement solely on behalf of the Portfolio and no other series of the Master Trust shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder; and (c) no series or feeder participant of the Master Trust shall be liable to any other series or feeder participant of the Master Trust.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                       USAA MUTUAL FUNDS TRUST,
                                       on behalf of its series,
                                       USAA EXTENDED MARKET INDEX FUND



                                       By:/s/ Mark S. Howard
                                           --------------------------------
                                       Name:  Mark S. Howard
                                       Title: Secretary


                                       USAA INVESTMENT MANAGEMENT COMPANY



                                       By: /s/ Mark S. Howard
                                           --------------------------------
                                       Name:  Mark S. Howard
                                       Title: Senior Vice President,
                                              Secretary and Counsel


                                       BLACKROCK DISTRIBUTORS, INC.



                                       By: /s/ Bruno DiStefano
                                           -------------------------------
                                       Name: Bruno DiStefano
                                       Title: Director



                                       BLACKROCK ADVISORS, LLC



                                       By: /s/ Denis Molleur
                                           -------------------------------
                                       Name: Denis Molleur
                                       Title: Managing Director

                                 Exhibit h(xi)

                AMENDED AND RESTATED SUBADMINISTRATION AGREEMENT


         THIS AMENDED AND RESTATED SUBADMINISTRATION AGREEMENT is made as of the 2nd day of October 2006 between BLACKROCK ADVISORS LLC., a Delaware corporation (the "Adviser"), and USAA INVESTMENT MANAGEMENT COMPANY (the "Administrator"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Administrator is the administrator of USAA Mutual Funds Trust (the "Trust"), which has registered with the Securities and Exchange Commission ("SEC") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the USAA Mutual Fund, Inc. (now doing business as USAA Mutual Funds Trust) and Fund Asset Management, L.P. entered into a Subadministration Agreement dated as of October 27, 2000; and

         WHEREAS, as a result of the combination of Merrill Lynch Investment Managers, L.P. and certain affiliates, including Fund Asset Management, L.P., and BlackRock, Inc. and its subsidiaries, a new advisory agreement dated September 29, 2006 was approved between the Adviser and Quantitative Master Series Trust (the "Master Trust"); and

         WHEREAS, the Administrator and the Adviser desires to replace the Agreement with this Amended and Restated Subadministration Agreement; and

         WHEREAS, the USAA Extended Market Index Fund (the "Index Fund"), has registered with the SEC offers and sales of shares issued by the Index Fund under the Securities Act of 1933, as amended; and

         WHEREAS, the Master Trust is registered with the SEC as an open-end series management investment company under the 1940 Act; and

         WHEREAS, the capital stock of the Master Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, which series includes the BlackRock Extended Market Series (the "Master Index Fund"); and

         WHEREAS, pursuant to a Master-Feeder Participation Agreement dated as of the 27th day of October, 2000, and amended and restated as of October 2, 2006, by and among the Administrator, the Adviser, the Trust and BlackRock Distributors, Inc. (the "Feeder Agreement"), the Trust shall invest all of the Index Fund's investable assets in the Master Index Fund in exchange for a beneficial interest in the Master Index Fund; and

         WHEREAS, as a consequence of and pursuant to the terms of the Feeder Agreement, the Administrator desires to retain the Adviser for the purpose of performing certain services for the Index Fund; and

         WHEREAS, the Adviser is willing to provide services on the terms and conditions hereafter set forth;

         NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE 1

                              DUTIES OF THE ADVISER

     1.1 The Administrator hereby employs the Adviser to act as subadministrator and to furnish (or to arrange for affiliates to furnish) the services described below for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render (or to arrange for affiliates to render) such services for the consideration provided for herein. The parties intend that the Adviser shall for all purposes be deemed a subcontractor of the Administrator and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Index Fund.

     1.2 The Adviser shall provide the Administrator with the services set forth in Schedule A and such other incidental administrative services relating to the Index Fund and the Master Index Fund as the Administrator may from time to time reasonably request.

     1.3 The Adviser shall prepare and be responsible for filing with the SEC and any state securities regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Master Index Fund. The Adviser shall bear any costs or registration and qualification of shares, preparation and filing of the documents listed in this Section 1.3 and all taxes to which an issuer is subject on the issuance and transfer of its shares, to the extent that such costs are not borne directly by the Master Index Fund.

                                    ARTICLE 2

                        OTHER OBLIGATIONS OF THE PARTIES

     2.1 The Adviser shall provide the Administrator, free of charge, with as many copies of the current registration statement for the Master Trust as the Administrator may reasonably request.

     2.2 The Administrator shall furnish, or cause to be furnished, to the Adviser or its designee, a copy of the prospectus for the Index Fund or statement of additional information for the Index Fund in which the Master Trust, the Master Index Fund or the Adviser is named prior to the filing of such document with the SEC. The Administrator shall furnish, or shall cause to be furnished, to the Adviser or its designee, each piece of sales literature or other promotional material in which the Master Index Fund or the Adviser is named, at least five Business Days prior to its use. No such prospectus, statement of additional information or material shall be used if the Adviser or its designee reasonably objects to such use within five Business Days after receipt of such material.

                                    ARTICLE 3

                             COMPENSATION OF ADVISER

     3.1 For the services rendered by the Adviser, the Administrator shall pay to the Adviser an annual fee computed as a percentage of the Index Fund's average annual net assets ("ANA") equal to:

         (a) on the first $500 million of ANA, the lesser of (1) ten hundredths of one percent (.10%) of the Index Fund's ANA, or (2) the amount that brings the Expense Ratio (as defined below) of the Index Fund up to eleven hundredths of one percent (.11%), and

         (b) on amounts in excess of $500 million of ANA the lesser of (1) seven hundredths of one percent (.07%) of the Index Fund's ANA, or
              (2) the amount that brings the Expense Ratio of the Index Fund up to eight hundredths of one percent (.08%).

For purposes of this paragraph, the term "Expense Ratio" means (i) the total annual operating expenses of the Master Fund multiplied by the average annual percentage interest of the Index Fund in the Master Fund, divided by (ii) the Index Fund's ANA.

                                    ARTICLE 4

                   DURATION AND TERMINATION OF THIS AGREEMENT

     4.1. This Agreement may be terminated at any time by written agreement of the parties hereto. This Agreement may also be terminated (a) at any time by the Administrator by written notice to the Adviser, and (b) by the Adviser by 120 days prior written notice to the Administrator. Notwithstanding the above, this Agreement will automatically terminate upon termination of the Feeder Agreement. Upon termination:

     A. The Administrator shall designate a successor (which may be an affiliate of the Administrator) by notice in writing to the Adviser on or before the termination date.

     B. The Adviser shall deliver to the successor, or if none has been designated, to the Administrator, all records, funds and other properties of the Administrator or the Index Fund deposited with or held by the Adviser hereunder.

     4.2. AMENDMENT. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the panics.

                                    ARTICLE 5

                        STANDARD OF CARE: INDEMNIFICATION

     5.1. The Adviser shall use reasonable care in performing its obligations under this Agreement. The Adviser shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

     5.2. The Adviser shall indemnify the Administrator against, and hold the Administrator harmless from, any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements) ("Liabilities"), that may be imposed on, incurred by or asserted against the Administrator, that result from the Adviser's negligence, fraudulent acts or willful misconduct in performing its duties as set out in this Agreement.

     5.3. The Administrator shall indemnify the Adviser against, and hold the Adviser harmless from, any Liabilities that may be imposed on, incurred by or asserted against the Adviser in connection with or arising out of the Administrator's negligence, fraudulent acts or willful misconduct in performance of its duties under this Agreement.

                                    ARTICLE 6

                                     NOTICES

     6.1. Notices, requests, instructions and other writings addressed to the Administrator at 9800 Fredericksburg Road, A-3-W, San Antonio, Texas 78288,
Attn: Senior Vice President, Securities Counsel & Compliance, or such address as the Administrator may have designated to the Adviser in writing, shall be deemed to have been properly given to the Administrator hereunder; notices, requests, instructions and other writings addressed to the Adviser at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attn: General Counsel or to such other address as the Adviser may have designated to the Company in writing, shall be deemed to have been properly given to the Adviser hereunder.

                                    ARTICLE 7

                                  GOVERNING LAW

     7.1. This Agreement shall be construed in accordance with the laws of the State of New York

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This  Agreement  may  be  executed  simultaneously  in   two  or  more
counterparts, each of which taken together shall constitute one and the same instrument.

     8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                       BLACKROCK ADVISORS, LLC


                                       By: /s/ Denis Molleur
                                           -------------------------------
                                       Name: Denis Molleur
                                       Title: Managing Director



                                       USAA INVESTMENT MANAGEMENT COMPANY



                                       By: /s/ Mark S. Howard
                                           --------------------------------
                                       Name:  Mark S. Howard
                                       Title: Senior Vice President,
                                              Secretary and Counsel

                                   SCHEDULE A

                             ADMINISTRATIVE SERVICES

MAINTENANCE OF BOOKS AND RECORDS

* Maintaining an inventory of share purchases of the Master Index Fund by the Index Fund, and providing any information or assistance reasonably required by the Administrator or the transfer agent of the Trust to reconcile such inventory with the books and records of the Index.

* Maintaining tax records relating to the Master Index Fund and providing the Administrator with any information reasonably required by the Administrator to calculate tax distributions for the Index Fund; and providing the Administrator with periodic reports related to the Master Index Fund's tax compliance status.

* Maintaining, preparing and providing reports and schedules relating to the operation of the Master Index Fund that the Administrator may reasonably request in connection with reports to be made to the Board of Directors of the Trust, and maintaining, preparing or providing such other records relating to the Master Index Fund which the Administrator may reasonably require in connection with reports relating to the Trust or the Index Portfolio to regulatory authorities.

REPORTS

* Providing periodic information reporting regarding the Master Index Fund to the Administrator as reasonably required by the Administrator in order to provide information relating to the performance or holdings of the Index Fund to shareholders of the Index Fund.

OTHER ADMINISTRATIVE SUPPORT

* Preparation of reports relating to the Master Index Fund that the Administrator may reasonably request be made to third-party reporting services.

* Upon request of the Administrator, using its best efforts to require the Master Trust's independent public auditors to provide the Trust's independent public auditors with any assistance or cooperation reasonably requested by the Administrator or the Trust's independent public auditors, including the Index Fund annual and semiannual shareholder reports and annual audit, including the financial statements of the Master Index Fund